UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2025

NERDWALLET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40994	45-4180440
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Hawthorne Street, 10th Floor, San Francisco, California 94105

(Address of principal executive offices) (Zip code)

(415) 549-8913

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value	NRDS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act). ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 13, 2025, NerdWallet, Inc. (the Company), entered into an amendment (the Third Amendment) to the Credit Agreement dated as of September 26, 2023, as amended from time to time, by and among, the Company, JPMorgan Chase Bank, National Association, as administrative agent, and a syndicate of lenders (the Credit Agreement). Among other things, the Third Amendment (i) designates certain wholly-owned subsidiaries of the Company as unrestricted subsidiaries and permits those subsidiaries to make acquisitions, (ii) permits the Company to invest up to an aggregate of $20,000,000 in unrestricted subsidiaries in any fiscal year, (iii) permits the Company to designate future subsidiaries as unrestricted subsidiaries subject to standard provisions and limitations for unrestricted subsidiaries, and (iv) provides for the waiver of certain post-closing deliverables from the original closing of the Credit Agreement. Other than the foregoing, the material terms of the Credit Agreement remain unchanged.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, which will be filed as an exhibit to the Company’s Form 10-Q for the quarter ended June 30, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NERDWALLET, INC.

Date: June 18, 2025	By:	/s/ Jun Hyung Lee
Jun Hyung Lee
Chief Financial Officer